Filed Pursuant to Rule 424(b)(3)
                                                   Registration Number 333-38665

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED NOVEMBER 28, 1997)

                             PYR ENERGY CORPORATION

     PYR Energy Corporation (the "Company") modified its outstanding Warrants (the "Class B Warrants") to purchase shares of Common Stock by extending their expiration date to August 31, 1998. The exercise price of the Class B Warrants remains at $.85 per share.

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